Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectuses and Statements of Additional Information in Post-Effective Amendment No. 391 to the Registration Statement on Form N-1A of Fidelity Salem Street Trust: Fidelity Corporate Bond Fund and Fidelity Series Government Money Market Fund of our reports dated October 17, 2017; Fidelity Investment Grade Bond Fund of our report dated October 18, 2017; Fidelity Flex Short-Term Bond Fund, Fidelity Flex U.S. Bond Index Fund, Fidelity Series Investment Grade Bond Fund, Fidelity Short-Term Bond Fund, Fidelity U.S. Bond Index Fund and Fidelity Advisor Series Short-Term Credit Fund of our reports dated October 19, 2017; and Fidelity Series Short-Term Credit Fund of our report dated October 20, 2017, relating to the financial statements and financial highlights included in the August 31, 2017 Annual Reports to Shareholders of the above referenced funds which are also incorporated by reference into the Registration Statement.

We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statements of Additional Information.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Boston, Massachusetts October 23, 2017